Exhibit 99.1

news release

Omnicare Announces Agreement with DEA

Settlement amount fully reserved and previously disclosed

CINCINNATI, May 11, 2012 — Omnicare, Inc. (NYSE:OCR) today announced a civil settlement with the United States Department of Justice relating to a previously-disclosed investigation by the Drug Enforcement Administration (“DEA”) of alleged errors and deficiencies in dispensing controlled substances by certain Omnicare pharmacies.

Pursuant to this civil settlement, Omnicare will pay the government $50 million.  The settlement releases Omnicare’s wholly-owned and joint venture long-term care pharmacies from all civil penalty claims by the DEA related to the subject matter of the investigation.  The settlement announced today has been fully reserved.  The settlement contains no allegation or finding that any controlled substances were unlawfully diverted from the intended patient or that any patient was harmed.

While DEA regulations specifically address retail and hospital pharmacy operations, long-term pharmacies have historically operated in a less defined middle ground, dispensing controlled substances on instructions from long-term care facility staff after the staff’s consultation with the ordering authorized prescriber.  This civil settlement makes it clear that DEA interprets its regulations to require the ordering authorized prescriber to either sign an order containing all of the elements of a valid prescription prior to dispensing, or in limited emergency circumstances for Schedule II controlled substances to speak directly with the pharmacy prior to dispensing.  Further, while DEA has approved Omnicare’s use of a reminder letter containing a blank prescription template for emergency and expiring orders, long-term care pharmacies are prohibited from providing the authorized prescriber a template prescription that has been filled out in whole or in part by the pharmacy.

“Omnicare is committed to compliance with the laws and regulations enforced by the DEA,” said John Figueroa, Omnicare’s Chief Executive Officer. “We believe this settlement provides long-term care pharmacies, long-term care facilities and prescribers with clear direction regarding the procedures that must be followed when dispensing controlled substances.

“We understand and accept the DEA’s efforts to ensure appropriate procedures are followed during the dispensing of controlled substances. While requiring authorized prescribers to communicate directly with the pharmacy can potentially cause delay, we have committed ourselves to shortening the time in which nursing home residents receive required medication. Through a new enhancement to our prescriber product,

OmniviewDr, we have developed what we believe is the first electronic prescribing application for controlled substances for the institutional market. We believe this offering, which also transmits electronic prescription orders for other non-controlled drugs, will significantly improve the quality of care for our nation’s most vulnerable patient population while ensuring adherence to DEA regulatory interpretations,” concluded Figueroa.

About Omnicare

Omnicare, Inc., a Fortune 400 company based in Covington, Kentucky, provides comprehensive pharmaceutical services to patients and providers across North America.  As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry’s most innovative technological capabilities to the benefit of its long-term care customers.  Omnicare also provides key commercialization services for the bio-pharmaceutical industry and end-of-life disease management through its Specialty Care Group.  For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contact:

Media:

Tim Canning

(859) 392-7444

tim.canning@omnicare.com

Investors:

Patrick C. Lee

(859) 392-3444

patrick.lee@omnicare.com